Exhibit 8.2

UBS Group AG Bahnhofstrasse 45 8001 Zurich Switzerland UBS AG Bahnhofstrasse 45 8001 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich homburger.ch T +41 43 222 10 00

Zurich, February 12, 2026

UBS Group AG and UBS AG

Registration Statement on Form F-3

We, Homburger AG, have acted as special Swiss counsel to UBS Group AG and UBS AG in connection with the registration statement on Form F-3 to be filed by UBS Group AG, UBS AG and UBS Americas Inc. under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on or around February 12, 2026 (excluding the documents incorporated by reference therein, the Registration Statement), for purposes of recission offers with respect to the debt securities described therein (the Debt Securities) and market-making transactions that have occurred or that may occur on a delayed or continuous basis in outstanding Debt Securities.

As such counsel, we have been requested to render a tax opinion in relation to the Registration Statement as to the correctness of certain tax considerations in each prospectus included in the Registration Statement under the caption “Swiss Tax Considerations”.

I. Basis of Opinion

This opinion is confined to and given on the basis of the taxation laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively the Documents):

(i)	an electronic copy of the Registration Statement; and

(ii)

an electronic copy of the approval of the Swiss Financial Market Supervisory Authority FINMA dated February 28, 2020, relating to, among other things, the outstanding Debt Securities (the FINMA Approval).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II. Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all factual information contained in is, and all material statements made to us in connection with, the Documents are, true and accurate;

(c)

the Registration Statement will be executed and filed with the SEC in the form reviewed by us, and will become effective under the Securities Act (the date of such effectiveness, the Registration Statement Effective Date);

(d)	the FINMA Approval is in full force and effect and has not been amended; and

(e)	all parties entered and will enter into the transactions contemplated under the Registration Statement for bona fide commercial reasons and at arm’s length terms.

III. Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the statements set forth in each prospectus included in the Registration Statement under the caption “Swiss Tax Considerations”, insofar as such statements purport to summarize certain tax laws, regulations and regulatory practices of Switzerland are a correct summary of such laws, regulations and regulatory practices and do not omit to state any tax laws, regulations and regulatory practices necessary in order to make such summary not misleading in any material respect.

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IV. Qualifications

The above opinion is subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in each prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to UBS Group AG and UBS AG, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

HOMBURGER AG

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